SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 12, 1997

                             Mercury Finance Company
               (Exact name of registrant as specified in charter)


   Delaware                         1-10176          36-3627010
(State of other jurisdiction       (Commission       (IRS Employer
   of incorporation)               File Number)     Identification No.)



100 Field Drive, Lake Forest, Illinois                      60045
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code (847) 295-8600





                                       N/A
          (Former name or former address, if changed since last report)



Item 5.   Other Events.

     On March 12, 1997, Mercury Finance Company (the "Company") entered into an amendment (the "Amendment") to its Loan and Security Agreement with BankAmerica Business Credit, Inc., as agent, dated as of February 7, 1997, as amended (the "Loan Agreement") pursuant to which the stated maturity of the $50 million facility has been extended for 90 days to June 10, 1997. In connection with the Amendment, the Company received extensions from other lenders of covenant waivers permitting the Company to pledge its assets as collateral as required by the Loan Agreement. The loan documents with certain lenders holding approximately $538 million of debt restrict the Company's ability to pledge its assets as collateral for borrowings absent such waivers.

     In connection with the receipt of the waivers, the Company has agreed during this 90 day period to resume payment of interest on all unsubordinated term debt and commercial paper aggregating approximately $982 million principal amount. Interest will accrue at the rate of 9% per annum or, in certain cases, the applicable default rate if greater. Interest is required to be paid currently at the rate of 7%, with an additional 2% to be paid on or before June 10, 1997. In addition, accrued but unpaid interest owing as of March 10, 1997, will be brought current at the applicable contract rates.

     The above description is merely a summary of certain terms of the Amendment and waivers described above, as well as certain other documents, all of which are attached as exhibits to this Report on Form 8-K and are incorporated herein by reference. Reference is also made to the Company's Reports on Form 8-K filed with the Securities and Exchange Commission on February 14, 1997 and March 11, 1997 which contain information about the Loan Agreement and an amendment thereto and to which the Loan Agreement and such amendment are filed as exhibits.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit No.    Description of Document

          99.1 Amendment to Loan Agreement dated March 12, 1997 to Loan and Security Agreement dated as of February 7, 1997 among BankAmerica Business Credit, Inc., as agent, certain other financial institutions, Mercury Finance Company and certain of its subsidiaries.

          99.2 Form of Limited Waiver Agreement entered into between Mercury Finance Company and senior noteholders on or about February 7, 1997.

          99.3 Form of Second Limited Waiver Agreement entered into between Mercury Finance Company and senior noteholders on or about March 10, 1997.

          99.4 Limited Waiver Agreement entered into between Mercury Finance Company and Paine Webber Inc. dated February 7, 1997 under Commercial Paper Dealer Agreement.

          99.5 Limited Waiver Agreement entered into between Mercury Finance Company and Paine Webber Inc. dated March 10, 1997 under Commercial Paper Dealer Agreement.

          99.6 Form of Limited Waiver Agreement entered into between Mercury Finance Company and Credit Suisse First Boston Corporation, holder of Mercury commerical paper dated on or about February 7, 1997.

          99.7 Limited Waiver Agreement entered into between Mercury Finance Company and Credit Suisse First Boston Corporation, holder of Mercury Commercial Paper dated as of March 10, 1997.

          99.8 Limited Waiver Agreement entered into between Mercury Finance Company and Credit Suisse First Boston Corporation, holder of Mercury Suborinated Notes dated as of March 10, 1997.

          99.9 Letter Agreement of Mercury Finance Company to the Paying Agent and Holders of Commercial Paper of Mercury Finance Company dated March 12, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Mercury Finance Company

Date:  March 13, 1997         By:  /s/ Bradley Vallem
                              Its: AVP & Treasurer